Exhibit 99.1

        PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
UPLAND BANK

        The undersigned appoints Fred O. Scarsella, Robert Franks, and Joyce Welsh as proxies, with power to act without the other and with power of substitution, and hereby authorizes them to represent and vote, as designated on the other side, all the shares of stock of Upland Bank standing in the name of the undersigned with all the powers which the undersigned would possess if presented at the Special Meeting of Shareholders of Upland Bank to be held August     , 2002 or at any adjournment thereof.

IF YOU SPECIFY A CHOICE AS TO THE ACTION TO BE TAKEN ON AN ITEM, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH SUCH CHOICE. IF YOU DO NOT SPECIFY A CHOICE, IT WILL BE VOTED FOR PROPOSAL 1 AND AT THE DISCRETION OF THE PROXY HOLDER AS TO ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING.

(Continued, and to be marked, dated and signed, on the other side.)

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 YOUR VOTE IS IMPORTANT!
You can vote by marking, signing, and dating your proxy card and returning it promptly in the enclosed envelope.

PLEASE VOTE

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1.	Please mark your votes as indicated in this example:	☒

1. To approve the merger agreement that provides for the acquisition of Upland Bank by
First Community Bancorp by means of a merger of Upland Bank with and into Pacific
Western National Bank, a wholly-owned subsidiary of First Community Bancorp.

☐ FOR	☐ AGAINST	☐ ABSTAIN

2. In their discretion, the proxies are authorized to vote upon any other business that may properly come before the special meeting or any adjournments of the special meeting.

I/WE PLAN TO ATTEND THE SPECIAL MEETING ☐

        Please sign exactly as your name(s) appear on the books of Upland Bank.  Joint owners should each sign personally.  Trustees, custodians, and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign.  If the shareholder is a corporation, the signature should be that of an authorized officer who should indicate his or her title.

Signature:	Date:

Signature:	Date:

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